Exhibit 4.1(b)



          This AMENDMENT NO. 1 ("Amendment No. 1") dated August 6, 1993 to the

Credit Agreement and the other Loan Documents referred to herein, is made by and among GROW GROUP, INC., a New York corporation (the "Borrower"), CELLO CORP., a

Maryland corporation, AMERITONE PAINT CORPORATION, a California corporation,

ZYNOLYTE PRODUCTS COMPANY, a California corporation ("Zynolyte"), and CHEMICAL

BANK NEW JERSEY, N.A., a national banking association ("Chemical" or the

"Agent"), FLEET BANK, a New York banking corporation ("Fleet"), and PNC BANK,

KENTUCKY, INC. a Kentucky banking corporation ("PNC"; Chemical, Fleet and PNC sometimes herein each called a "Bank" and collectively, the "Banks").


                              W I T N E S S E T H:

          Section 1.  Recitals.  This Amendment No. 1 is made in contemplation of the following matters:

          1.1.  The Borrower, Grow Group Insurance, Ltd., a Bermuda corporation and a wholly-owned indirect Subsidiary of the Borrower, the Banks and Chemical

Bank, a New York banking corporation, have entered into a Credit Agreement dated as of March 31, 1993 (the "Agreement").  Terms defined in the Agreement are used herein as therein defined unless otherwise defined herein.

          1.2. The Borrower has acquired all the outstanding capital stock of

Zynolyte from Zynolyte Products Holding Company, a Delaware corporation,

pursuant to a Stock Purchase Agreement dated as of August 2, 1993 (the "Stock

Purchase Agreement").

          1.3.  The Banks have consented to, and waived any default under the

Agreement caused by, the acquisition by the Borrower of all the outstanding capital stock of Zynolyte, pursuant to a Waiver and Consent dated July 30, 1993

(the "Waiver and Consent").

          1.4  The Waiver and Consent shall become void, and an Event of Default shall occur under the Agreement, unless the Borrower, the Corporate Guarantors and Zynolyte shall have executed and delivered this Amendment No. 1 to the Agent and the Banks on or before the seventh day after the Closing Date (as defined in the Stock Purchase Agreement).



          Section 2.  Amendments to Loan Documents.

          2.1.  Credit Agreement.  The Agreement is amended as follows:

          (a) The defined term "Corporate Guarantors" contained in Section 1.1 of the Agreement shall be, and it hereby is, amended in its entirety to read as follows:

          "Corporate Guarantors" shall mean Cello Corp., a Maryland corporation, Ameritone Paint Corporation, a California corporation, and Zynolyte Products Company, a California corporation.

          (b)  The defined term "Permitted Encumbrances" contained in Section

1.1 of the Agreement is amended by deleting the word "and" at the end of clause

(xi), deleting the period at the end of clause (xii) and inserting in lieu thereof the word "and," and adding a new clause (xiii), to read in its entirety as follows:

          (xiii) other liens which are not described in clauses (i)-(xii), and which (a) are not material, individually or in the aggregate, to the financial position of the Borrower and Subsidiaries on a Consolidated basis, (b) do not exceed $1,000,000 in the aggregate, (c) do not attach to, relate to or in any way affect the Collateral or the Pledged Stock, and (d) against which the Borrower or such Subsidiary has established adequate reserves.

          (c)  Exhibit A to the Agreement is amended to read in its entirety in the form of Exhibit 2.1(c) to this Amendment No. 1.

          (d)  Exhibit P to the Agreement is amended to read in its entirety in the form of Exhibit 2.1(d) to this Amendment No. 1.

          (e)  Section 8.7(c) of the Agreement is amended to read in its entirety as follows:

          (c)  As soon as available, and in any event within forty-five
     (45) Business Days after the end of each of the first three (3) fiscal quarters of each fiscal year, a copy of (i) the unaudited Consolidated and Consolidating Balance Sheets of the Borrower and Subsidiaries as of the end of such quarter, (ii) the related Consolidated and Consolidating Statement of Income and Consolidated Statement of Cash Flow of the Borrower and Subsidiaries for such quarter, all in reasonable detail, prepared in accordance with GAAP throughout the periods involved, provided, however that the foregoing unaudited Consolidated and Consolidating financial statements shall be condensed and shall omit footnotes, and shall be subject to year-end audit adjustments, and (iii) a certificate of the Chief Financial Officer of the Borrower in detail reasonably satisfactory to the Agent (A) certifying that, to the best of his knowledge, there exists no Default or Event of Default, or if any such Default or Event of Default did occur, the nature and status thereof, and (B) performing calculations which show compliance with the provisions of SECTIONS 8.9, 8.10, 8.11,
     8.12 and 9.9;

          (f)  Section 9.1 of the Agreement is amended by deleting the word

"and" at the end of clause (h), deleting the period at the end of clause (i) and inserting in lieu thereof the words "; and", and adding a new clause (j), to read in its entirety as follows:

          (j) Indebtedness of Zynolyte Products Company to Standard Brands Paint Company, a Delaware corporation in an amount not to exceed $1,831,549.

          2.2.  Corporate Guarantors' Security Agreement.  The Corporate

Guarantors' Security Agreement is amended so that each occurrence of the defined term "Grantor" shall mean and include Zynolyte Products Company, a California corporation having its principal place of business at 2320 Dominguez Street,

Carson, California 90749, in addition to Ameritone Paint Corporation and Cello

Corp.

          2.3.  Pledge Agreement.  The Pledge Agreement is amended by amending

Exhibit A thereto to read in its entirety in the form of Exhibit 2.3 to this

Amendment No. 1.

          2.4  Subsidiaries' Guaranty.  The Subsidiaries' Guaranty is amended as follows:

          (a)   Each occurrence of the defined term "Guarantor" shall mean and include Zynolyte Products Company, a California corporation having its principal place of business at 2320 Dominguez Street, Carson, California 90749, in

addition to Ameritone Paint Corporation and Cello Corp.

          (b)  With respect to Zynolyte only, the defined term "Closing Date"

where it appears in subclause (ii)(A) of the definition of "Maximum Guaranteed

Amount" (paragraph (3) of the Preliminary Statement) shall mean the date hereof.





          Section 3.  Subsidiaries' Guaranty; Corporate Guarantors' Security

Agreement.

          Each Corporate Guarantor hereby restates and reaffirms the provisions of the Subsidiaries' Guaranty and the Corporate Guarantors' Security Agreement,

and expressly acknowledges that the execution of this Amendment No. 1 or any actions taken by the Borrower, Zynolyte, the Corporate Guarantors or the Banks

in connection with the Waiver and Consent and this Amendment No. 1 shall not be deemed a release or waiver of any of the Corporate Guarantors' obligations under the Subsidiaries' Guaranty or the Corporate Guarantors' Security Agreement.


          Section 4.  General.

          This Amendment No. 1 is made pursuant to Section 14.1 of the

Agreement, Section 12 of the Corporate Guarantors' Security Agreement, Section

18 of the Pledge Agreement, and Section 8 of the Subsidiaries' Guaranty, and the

Borrower, the Corporate Guarantors, Zynolyte and the Banks acknowledge that all provisions of the Agreement and the Loan Documents, except as amended hereby and waived in the Waiver and Consent, are and shall remain, in full force and effect, and nothing herein contained shall be deemed a waiver of, or impair the effectiveness or enforceability of, any other terms or conditions of the

Agreement or any of the other Loan Documents.  From and after the date of this

Amendment No. 1, each reference in any of the Loan Documents to the Agreement or any Loan Document shall mean the Agreement or such Loan Document as amended by this Amendment No. 1.


          Section 5.  Effectiveness.

          Anything in this Amendment No. 1 to the contrary notwithstanding, this

Amendment No. 1 shall become effective when, and only when:  (i) it shall have been signed and delivered on behalf of the Borrower, Zynolyte, the Corporate

Guarantors and the Banks; (ii) the Agent shall have received financing statements on Form UCC-1, in form and substance satisfactory to the Agent,

executed by Zynolyte, to be filed in the jurisdictions specified in Schedule A hereto; (iii) the Agent shall have received the certificate(s) representing the

Zynolyte stock owned by the Borrower, together with undated stock powers duly executed in blank; and (iv) the Borrower shall have paid in full for the ratable benefit of the Banks, the Amendment Fee of $5,000 to which the Agent and the

Borrower have agreed pursuant to Section 14.1(d) of the Agreement.


          Section 6.  Expenses of the Agent and the Banks.

          Pursuant to Section 16.3 of the Agreement, the Borrower shall pay on demand to the Agent and the Banks the reasonable out-of-pocket expenses of the

Agent and each Bank, including, but not limited to, the reasonable fees and expenses of Special Counsel and counsel for each Bank, and all fees and charges incurred by the Agent for environmental due diligence.

          Section 7.  Counterparts.

          This Amendment No. 1 may be executed in any number of counterparts,

each of which shall be an original and all of which shall constitute one agreement.  It shall not be necessary in making proof of this Amendment No. 1 or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart.



          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.

1 to be executed by their respective officers thereunto duly authorized, as of

the date first above written.                               GROW GROUP, INC.


                              By: ___________________________
                              Name:__________________________
                              Title:_________________________


                              CELLO CORP.


                              By:
                              Name:__________________________
                              Title:_________________________


                              AMERITONE PAINT CORPORATION


                              By:
                              Name:__________________________
                              Title:_________________________


                              ZYNOLYTE PRODUCTS COMPANY

                              By:
                              Name:__________________________
                              Title:_________________________


                              CHEMICAL BANK NEW JERSEY, N.A.

                              By: ___________________________
                              Name:__________________________
                              Title:_________________________


                              FLEET BANK


                              By: ___________________________
                              Name:__________________________
                              Title:_________________________


                              PNC BANK, KENTUCKY, INC.


                              By:
                              Name:__________________________
                              Title:_________________________







































                                       -7-
  FILE N:\DEPAOLKA\CHEMICAL\GROW\AMEND.003



                                 EXHIBIT 2.1(c)


                                CREDIT AGREEMENT
                                    Exhibit A



                               Active Subsidiaries


          Cello Corp.
          Ameritone Paint Corporation
          Grow Group Holding Corp.
          Grow Group Insurance Ltd.
               (indirect subsidiary)
          Zynolyte Products Company

          Devoe Coatings B.V.
          Grow A.G.
          Grow Group, N.V.
          Devoe Coatings Company(s) Pte. Ltd.
          Grow Group Canada Ltd.

                                 EXHIBIT 2.1(d)

                                CREDIT AGREEMENT
                                    Exhibit P


                                 Issued and
                 Authorized      Outstanding
 Issuer:         Shares          Shares         Ownership

 Cello Corp.     100 shares of   100 shares     Grow Group, Inc.
                 Class A Stock                  100%
                 500 shares of   326-2/3 shs.   Grow Group, Inc.
                 Class B Stock                  100%

 Ameritone       25,000 shs. of  500 shares     Grow Group, Inc.
 Paint           Common Stock                   100%
 Corporation

 Zynolyte        1,000 shs. of   1,000 shares   Grow Group, Inc.
 Products        Common Stock                   100%
 Company

                                   EXHIBIT 2.3

                                PLEDGE AGREEMENT

                                    Exhibit A



                                 Issued and
                 Authorized      Outstanding
 Issuer:         Shares          Shares         Ownership

 Cello Corp.     100 shares of   100 shares     Grow Group, Inc.
                 Class A Stock                  100%
                 500 shares of   326-2/3 shs.   Grow Group, Inc.
                 Class B Stock                  100%

 Ameritone       25,000 shs. of  500 shares     Grow Group, Inc.
 Paint           Common Stock                   100%
 Corporation

 Zynolyte        1,000 shs. of   1,000 shares   Grow Group, Inc.
 Products        Common Stock                   100%
 Company

                                   SCHEDULE A

                                  Jurisdictions


California

Texax















































